UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2008

ROYALITE PETROLEUM COMPANY INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-26729	88-0427619
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1200 Nueces Street
Austin, TX	78701
(Address of principal executive offices)	(Zip Code)

(512) 478-8900
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 15, 2008, Royalite Petroleum Company Inc. (the “Company”) entered into an agreement (the “Consulting Agreement”) with La Jolla IPO Incorporated (“La Jolla”). The Consulting Agreement, dated for reference September 8, 2008, provides that La Jolla will assist the Company in its efforts to seek out equity financing and will provide the Company with investor relations services. If the Company enters into a funding agreement as a result of La Jolla’s efforts, the Company has agreed to pay La Jolla a fee of 7 2/3% of the total amount of financing received by the Company. In the event that the Company enters into a joint venture, sales or sales distribution agreement as a result of La Jolla’s efforts, the Company has agreed to pay La Jolla a fee of 2% of any consideration to be received by the Company under such an agreement. La Jolla is required to perform its duties in compliance with all securities and other laws. The Consulting Agreement extends for a period of six months.

In consideration for the services to be provided by La Jolla, the Company has issued 1,000,000 shares of its common stock to La Jolla. The shares were issued to La Jolla in reliance upon Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended based upon representations provided by La Jolla that it is an “accredited investor” as defined in Rule 501 of Regulation D.

A copy of the Consulting Agreement is attached hereto as an exhibit to this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Consulting Agreement dated September 8, 2008 between La Jolla IPO Incorporated and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALITE PETROLEUM COMPANY INC.
Date: September 18, 2008
	By:	/s/ Norris R. Harris

NORRIS R. HARRIS
Chief Executive Officer